UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2024

Commission File Number: 0-23153

Track Group, Inc.
(Exact name of registrant as specified in its charter.)

Delaware	87-0543981
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 E 5th Ave, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 27, 2024 (the “Effective Date”), Track Group Chile SpA. (“Track Chile”), a wholly-owned subsidiary of Track Group, Inc. (the “Company”), entered into a settlement agreement (the “Agreement”) with the Government of Chile (“Customer”) (together, the “Parties”), whereby the Parties dismissed further legal and equitable issues between or among the Parties, including all asserted and existing claims asserted against Track Chile and the Company, and any related claims, and any potential claims related to the Parties’ disputes arising on or before the date hereof.

In connection with the Agreement, Track Chile agreed to pay 950,600,000 CLP (approximately $1,002,975 USD based on the exchange rate as of the Effective Date) (“Settlement Payment”) to Customer in full satisfaction of the Dispute, and in consideration, Customer committed to return to Track Chile its performance bond in full, totaling 1,500,035,181 CLP (approximately $1,582,683 USD based on the exchange rate as of the Effective Date), within two days of receipt of the Settlement Payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: July 3, 2024	By:	/s/ James A. Berg
James A. Berg
Chief Financial Officer